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     MEDAREX                                        ... NEWS RELEASE
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1545 Route 22 East, P.O. Box 953 . Annandale, NJ  08801 . Tel. (908) 713-6001 .
                               Fax (908) 713-6002



FOR IMMEDIATE RELEASE   Contact:     Donald L. Drakeman  Kimberly Hofman
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                                     President and CEO   Middleberg + Associates
                                     Medarex, Inc.       for Medarex, Inc.
                                     212-888-6610        908-713-6001 ext. 544
                                     www.medarex.com     kim@middleberg.com


MEDAREX RECEIVES $15.5 MILLION PAYMENT FROM CELL GENESYS


ANNANDALE, NJ; OCTOBER 1, 1998 -- Medarex, Inc. (NASDAQ: MEDX) announced today that it received a $15 million principal payment plus approximately $500,000 in interest from Cell Genesys, Inc., of Foster City, California. The payment is in satisfaction of a note issued in connection with a cross-license and settlement agreement dated March 27, 1997, with GenPharm International, Inc., now a wholly-owned subsidiary of Medarex, Inc.

Medarex is a biopharmaceutical company developing monoclonal antibody-based therapeutics to fight cancer and other life-threatening and debilitating diseases. The Company has developed a broad platform of patented technologies for antibody discovery and development, including the HuMAb-Mouse system for the creation of high-affinity human antibodies; Bispecific antibodies, which enhance and direct the body's own immune system to fight disease; and immunotoxin technology. Medarex has six products in clinical development for the treatment of cancers and leukemia, autoimmune diseases and ophthalmic conditions. For more information about the company visit its web site at www.medarex.com.
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